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                                                                    EXHIBIT 3.2


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  TESSERA, INC.

                             A DELAWARE CORPORATION



Steve G. Vogel hereby certifies that:

        1. He is the Secretary of Tessera, Inc., a Delaware Corporation (the "Corporation").

        2. The Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on _______________, is hereby amended and restated in its entirety to read as follows:

        "FIRST: The name of the corporation is Tessera, Inc. (the
"Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The Corporation is authorized to issue two classes of shares designated, respectively, Common Stock, par value $0.01 per share (the "Common Stock"), and Preferred Stock, par value $0.01 per share(the "Preferred Stock"). The Corporation is authorized to issue 120,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

        The shares of Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors. The Board of Directors of the Corporation is expressly authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to: (i) establish from time to time the number of shares to be included in each such series; (ii) fix the rights, preferences, restrictions and designations of the shares of each such series, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, voting rights and liquidation preferences of any series of Preferred Stock for which no shares have been issued and are outstanding; (iii) increase number of shares of any series at any time; and (iv) decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be



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so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the Corporation.

        SIXTH. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The directors of the Corporation need not be elected by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins, or unless the Bylaws so provide.

        EIGHTH: At all elections of directors of the Corporation, each holder of stock of any class or series of stock shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected, and may cast all of such votes for, or for any two or more of them as such stockholder may see fit.

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

        TENTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the Bylaws.

        ELEVENTH: The Board of Directors shall be divided into three classes consisting of as nearly equal numbers of directors as possible, and designated Class I, Class II, and Class III. The term of office of Class I shall expire at the first annual meeting of stockholders following the effectiveness of this Article, and each third annual meeting of stockholders thereafter; the term of office of Class II shall expire at the second annual meeting of stockholders following the effectiveness of this Article, and each third annual meeting of stockholders thereafter; and the term of office of Class III shall expire at the third annual meeting of stockholders following the effectiveness of this Article, and each third annual meeting of stockholders thereafter. Directors added to the board of directors between annual meetings of stockholders by reason of an increase in the authorized number of directors shall belong to the class designated by the Board of Directors; provided however that the number of board seats designated to belong to Class I, Class II and Class III must be as


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nearly equal in number as possible. Following the effectiveness of this Article, stockholders may effect the removal of a director only for cause. This provision shall supersede any provision to the contrary in the Corporation's Bylaws.

        TWELFTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a part or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

        THIRTEENTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of this Thirteenth Article shall be prospective and shall not affect the rights under this Thirteenth Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

        FOURTEENTH: The name and mailing address of the incorporator are:


        3. The foregoing Restated Certificate of Incorporation has been duly approved by the board of directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

        4. The foregoing Restated Certificate of Incorporation has been duly approved by the required vote of the stockholders in accordance with the Certificate of Incorporation and the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

        The undersigned hereby acknowledges that the foregoing Restated Certificate of Incorporation is his act and deed and that the facts stated herein are true.

        Executed at San Jose, California, this _____ day of ___________ , 2000.



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